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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                             TECHFORCE CORPORATION

     As set forth in Section 3 of the Offer to Purchase described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing Shares (as defined below) are not immediately available, or the certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase), or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

           By Mail:               By Facsimile Transmission:              By Hand or
                                                                      Overnight Delivery:
        40 Wall Street                  (718) 234-5001
          46th Floor                                                    40 Wall Street
   New York, New York 10005                                               46th Floor
                                 Confirm Receipt of Facsimile      New York, New York 10005
                                         by Telephone:
                                        (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

     The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates evidencing Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
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Ladies and Gentlemen:

     The undersigned hereby tender(s) to Equant Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Equant Holdings U.S., Inc., a Delaware corporation (the "Parent") and itself a wholly owned subsidiary of Equant N.V., a company organized under the laws of The Netherlands (the "Ultimate Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 7, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.01 per share (the "Shares"), of TechForce Corporation, a Georgia corporation (the "Company"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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   Signature(s)
   --------------------------------------------------------------------------

   Name(s) of Record Holders

   --------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

   Address(es)
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                                    ZIP CODE

   Area Code and Tel. No(s)
   --------------------------------------------------------------------------

   Number of Shares
   --------------------------------------------------------------------------

   Certificate Nos. (if available)

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   Dated
   ----------------------------------------, 1999

   [ ] Check if Shares will be tendered by book-entry transfer.

   Account Number
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
--------------------------------------------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, together with the Letter of Transmittal (or manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

------------------------------------------    ------------------------------------------
               Name of Firm                   AUTHORIZED SIGNATURE

                                              Name:
------------------------------------------    ------------------------------------------
                 Address                      PLEASE TYPE OR PRINT

                                              Title:
------------------------------------------    ------------------------------------------
                 Zip Code

                                              Dated:
------------------------------------------    ------------------------------------- , 1999
          Area Code and Tel No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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